Exhibit 99.1
Modine Manufacturing Company
Segment operating results
Recast for segment realignment (unaudited)
(In millions)

	Three months ended				Twelve months ended
	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	March 31, 2024
Net sales:
Climate Solutions	$286.7	$289.2	$254.0	$278.2	$1,108.1
Performance Technologies	343.1	337.3	310.9	330.0	1,321.3
Segment total	629.8	626.5	564.9	608.2	2,429.4
Corporate and eliminations	(7.4)	(6.0)	(3.5)	(4.7)	(21.6)
Net sales	$622.4	$620.5	$561.4	$603.5	$2,407.8

	Three months ended								Twelve months ended
	June 30, 2023		September 30, 2023		December 31, 2023		March 31, 2024		March 31, 2024
Gross profit:	$'s	% of sales	$'s	% of sales	$'s	% of sales	$'s	% of sales	$'s	% of sales
Climate Solutions	$75.8	26.4%	$76.9	26.6%	$70.1	27.6%	$74.1	26.6%	$296.9	26.8%
Performance Technologies	51.9	15.1%	57.6	17.1%	57.0	18.3%	63.1	19.1%	$229.6	17.4%
Segment total	127.7	20.3%	134.5	21.5%	127.1	22.5%	137.2	22.6%	526.5	21.7%
Corporate and eliminations	0.2	-	0.6	-	0.2	-	(1.9)	-	(0.9)	-
Gross profit	$127.9	20.6%	$135.1	21.8%	$127.3	22.7%	$135.3	22.4%	$525.6	21.8%

	Three months ended				Twelve months ended
	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	March 31, 2024
Operating income:
Climate Solutions	$48.6	$47.1	$40.4	$42.5	$178.6
Performance Technologies	27.6	31.2	29.5	23.4	111.7
Segment total	76.2	78.3	69.9	65.9	290.3
Corporate and eliminations	(9.7)	(12.6)	(8.2)	(19.1)	(49.6)
Operating income	$66.5	$65.7	$61.7	$46.8	$240.7

Modine Manufacturing Company
Segment adjusted financial results
Recast for segment realignment (unaudited)
(In millions)

	Three months ended June 30, 2023
	Climate Solutions	Performance Technologies	Corporate and eliminations	Total
Operating income	$48.6	$27.6	$(9.7)	$66.5
Depreciation and amortization expense	6.1	7.4	0.2	13.7
Environmental charges (d)	-	-	0.2	0.2
Adjusted EBITDA	$54.7	$35.0	$(9.3)	$80.4

Net sales	$286.7	$343.1	$(7.4)	$622.4
Adjusted EBITDA margin	19.1%	10.2%		12.9%

	Three months ended September 30, 2023
	Climate Solutions	Performance Technologies	Corporate and eliminations	Total
Operating income	$47.1	$31.2	$(12.6)	$65.7
Depreciation and amortization expense	6.2	7.5	0.3	14.0
Restructuring expenses (a)	0.3	0.2	-	0.5
Environmental charges (d)	-	-	1.0	1.0
Adjusted EBITDA	$53.6	$38.9	$(11.3)	$81.2

Net sales	$289.2	$337.3	$(6.0)	$620.5
Adjusted EBITDA margin	18.5%	11.5%		13.1%

	Three months ended December 31, 2023
	Climate Solutions	Performance Technologies	Corporate and eliminations	Total
Operating income	$40.4	$29.5	$(8.2)	$61.7
Depreciation and amortization expense	6.4	6.7	0.3	13.4
Restructuring expenses (a)	1.4	0.2	-	1.6
Gain of sale of assets (b)	-	-	(4.0)	(4.0)
Environmental charges (d)	-	-	1.2	1.2
Adjusted EBITDA	$48.2	$36.4	$(10.7)	$73.9

Net sales	$254.0	$310.9	$(3.5)	$561.4
Adjusted EBITDA margin	19.0%	11.7%		13.2%

See the next page for information on restructuring expenses and other adjustments.

Modine Manufacturing Company
Segment adjusted financial results (continued)
Recast for segment realignment (unaudited)
(In millions)

	Three months ended March 31, 2024
	Climate Solutions	Performance Technologies	Corporate and eliminations	Total
Operating income	$42.5	$23.4	$(19.1)	$46.8
Depreciation and amortization expense	7.8	7.1	0.1	15.0
Restructuring expenses (a)	1.3	11.6	-	12.9
Acquisition and integration costs (c)	-	-	4.1	4.1
Adjusted EBITDA	$51.6	$42.1	$(14.9)	$78.8

Net sales	$278.2	$330.0	$(4.7)	$603.5
Adjusted EBITDA margin	18.5%	12.8%		13.1%

	Twelve months ended March 31, 2024
	Climate Solutions	Performance Technologies	Corporate and eliminations	Total
Operating income	$178.6	$111.7	$(49.6)	$240.7
Depreciation and amortization expense	26.5	28.7	0.9	56.1
Restructuring expenses (a)	3.0	12.0	-	15.0
Gain of sale of assets (b)	-	-	(4.0)	(4.0)
Acquisition and integration costs (c)	-	-	4.1	4.1
Environmental charges (d)	-	-	2.4	2.4
Adjusted EBITDA	$208.1	$152.4	$(46.2)	$314.3

Net sales	$1,108.1	$1,321.3	$(21.6)	$2,407.8
Adjusted EBITDA margin	18.8%	11.5%		13.1%

(a)	Restructuring expenses primarily consist of employee severance expenses related to targeted headcount reductions and equipment transfer costs.

(b)
The Company's sale of three automotive businesses based in Germany closed on October 31, 2023. As a result of the sale, the Company recorded a $4.0 million gain on sale at Corporate during the third quarter of fiscal 2024.

(c)
On March 1, 2024, the Company acquired Scott Springfield Manufacturing, a leading provider of air handling units for the data center, telecommunications, healthcare, and aerospace markets. In addition, the Company purchased liquid immersion cooling technology from TMGcore, Inc. in January 2024. Acquisition and integration costs in fiscal 2024, recorded as SG&A expenses at Corporate, primarily include fees for i) transaction advisors, ii) legal, accounting, and other professional services, and iii) incremental costs directly associated with integration activities.  In addition, the adjustment includes $1.6 million, also recorded at Corporate, for the impact of an inventory purchase accounting adjustment. The Company wrote up acquired inventory to its estimated fair value and is charging the write-up to cost of sales as the underlying inventory is sold.

(d)	Environmental charges, including related legal costs, relate to a previously-owned U.S. manufacturing facility.